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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Allied Products Corporation registration statement (File No. 33-60058) on Form S-8 of our report dated February 24, 1995, except for Note 11, as to which the date is March 10, 1995, on our audits of the consolidated financial statements and financial statement schedules of Allied Products Corporation and consolidated subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in this 1994 Annual Report of Form 10-K.


                                              Coopers & Lybrand L.L.P.

Chicago, Illinois
March 23, 1995